Exhibit 99.1

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(Dollars in millions except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net Sales	$1,062.2	$917.3	$2,228.7	$1,869.0
Cost of goods sold	(839.4)	(702.3)	(1,767.6)	(1,445.8)
Gross Profit	222.8	215.0	461.1	423.2
Selling, general and administrative expenses	(116.5)	(94.5)	(227.6)	(189.7)
Amortization of intangible assets	(20.1)	(16.3)	(40.9)	(32.6)
Other operating expenses, net	(10.1)	(.7)	(13.5)	(3.5)
Operating Profit	76.1	103.5	179.1	197.4
Interest expense, net	(32.0)	(33.8)	(66.4)	(69.5)
Earnings from Continuing Operations before Income Taxes	44.1	69.7	112.7	127.9
Income taxes	(11.0)	(25.2)	(35.4)	(46.1)
Earnings from Continuing Operations	33.1	44.5	77.3	81.8
(Loss) earnings from discontinued operations, net of income taxes	(6.9)	38.8	14.2	72.8
Net Earnings	$26.2	$83.3	$91.5	$154.6

Basic Earnings per Share
Earnings from continuing operations	$.60	$.81	$1.40	$1.49
(Loss) earnings from discontinued operations	(.13)	.71	.26	1.33
Net earnings	$.47	$1.52	$1.66	$2.82
Diluted Earnings per Share
Earnings from continuing operations	$.59	$.80	$1.37	$1.47
(Loss) earnings from discontinued operations	(.13)	.70	.26	1.31
Net earnings	$.46	$1.50	$1.63	$2.78

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net Earnings	$26.2	$83.3	$91.5	$154.6
Unrealized loss on securities	(26.5)	-	(26.5)	-
Benefit plan adjustment, net of tax	16.6	-	16.6	-
Cash flow hedging adjustments, net of tax	4.1	(.8)	4.9	12.9
Foreign currency translation adjustment	6.5	10.9	12.4	21.2
Comprehensive Income	$26.9	$93.4	$98.9	$188.7

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in millions)

	Mar. 31,	Sept. 30,
	2012	2011
		(Restated)
Assets
Current Assets
Cash and cash equivalents	$131.4	$50.0
Marketable securities	.8	8.2
Investment in Post Holdings, Inc.	223.1	-
Receivables, net	347.1	349.6
Inventories	448.6	424.1
Deferred income taxes	14.2	15.8
Prepaid expenses and other current assets	19.2	11.8
Current assets of discontinued operations	-	135.2
Total Current Assets	1,184.4	994.7
Property, Net	847.4	783.2
Goodwill	1,391.4	1,160.9
Other Intangible Assets, Net	992.0	767.9
Other Assets	39.5	35.8
Noncurrent Assets of Discontinued Operations	-	2,536.7
Total Assets	$4,454.7	$6,279.2

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$243.2	$284.4
Notes payable to banks	-	105.0
Current portion of long-term debt	85.7	30.7
Other current liabilities	159.2	185.5
Current liabilities of discontinued operations	-	66.3
Total Current Liabilities	488.1	671.9
Long-term Debt	1,895.5	2,172.5
Deferred Income Taxes	281.8	293.3
Other Liabilities	117.5	129.1
Noncurrent Liabilities of Discontinued Operations	-	447.2
Total Liabilities	2,782.9	3,714.0
Commitments and Contingencies
Shareholders' Equity
Common stock	.6	.6
Additional paid-in capital	1,961.8	1,957.3
Common stock in treasury, at cost	(327.7)	(338.9)
Retained earnings	99.3	1,026.9
Accumulated other comprehensive loss	(62.2)	(80.7)
Total Shareholders' Equity	1,671.8	2,565.2
Total Liabilities and Shareholders' Equity	$4,454.7	$6,279.2

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in millions)

	Six Months Ended
	March 31,
	2012	2011

Cash Flows from Operating Activities
Net earnings	$91.5	$154.6
Earnings from discontinued operations, net of income taxes	(14.2)	(72.8)
Earnings from continuing operations	77.3	81.8
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	98.2	83.9
Stock-based compensation expense	8.2	6.7
Deferred income taxes	(10.7)	(15.0)
Other, net	(46.1)	(9.0)
Net Cash Provided by Operating Activities - Continuing Operations	126.9	148.4
Net Cash Provided by Operating Activities - Discontinued Operations	35.5	78.4
Net Cash Provided by Operating Activities	162.4	226.8

Cash Flows from Investing Activities
Business acquisitions, net of cash acquired	(567.9)	-
Additions to property and intangible assets	(69.2)	(44.8)
Proceeds from sale of property	-	.1
Purchases of securities	(.8)	(10.0)
Proceeds from sale or maturity of securities	8.2	10.0
Net Cash Used by Investing Activities - Continuing Operations	(629.7)	(44.7)
Net Cash Used by Investing Activities - Discontinued Operations	(13.9)	(7.0)
Net Cash Used by Investing Activities	(643.6)	(51.7)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	550.0	-
Repayments of long-term debt	(753.2)	(44.7)
Net repayments under credit arrangements	(124.9)	(116.8)
Purchases of treasury stock	(.6)	(.6)
Proceeds and tax benefits from exercise of stock awards	10.7	4.9
Changes in book cash overdrafts	(20.4)	(7.0)
Other, net	-	(.1)
Net Cash Used by Financing Activities - Continuing Operations	(338.4)	(164.3)
Net Cash Provided by Financing Activities - Discontinued Operations	900.0	-
Net Cash Provided (Used) by Financing Activities	561.6	(164.3)

Effect of Exchange Rate Changes on Cash	1.0	1.3

Net Increase in Cash and Cash Equivalents	81.4	12.1
Cash and Cash Equivalents, Beginning of Period	50.0	29.3
Cash and Cash Equivalents, End of Period	$131.4	$41.4

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (Unaudited)
(Dollars in millions, shares in thousands)

					Accum. Other
		Additional	Common		Compre-
	Common	Paid-In	Stock in	Retained	hensive
	Stock	Capital	Treasury	Earnings	Loss	Total

Balance, September 30, 2011 (Restated)	$.6	$1,957.3	$(338.9)	$1,026.9	$(80.7)	$2,565.2
Net earnings				91.5		91.5
Unrealized loss on securities					(26.5)	(26.5)
Benefit plan adjustment,
net of $10.1 tax benefit					16.6	16.6
Cash flow hedging adjustments,
net of $2.3 tax benefit					4.9	4.9
Foreign currency translation adjustment					12.4	12.4
Comprehensive income						98.9
Purchases of treasury stock (8 shares)			(.6)			(.6)
Activity under stock and deferred
compensation plans (289 shares)		(3.1)	11.8			8.7
Stock-based compensation expense		7.6				7.6
Spin-off of Post cereals business				(1,019.1)	11.1	(1,008.0)
Balance, March 31, 2012	$.6	$1,961.8	$(327.7)	$99.3	$(62.2)	$1,671.8

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(Dollars in millions except per share data)

NOTE 1 – PRESENTATION OF CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited historical financial statements of Ralcorp Holdings, Inc. (“Ralcorp” or the “Company”) have been prepared in accordance with the instructions for Form 10-Q, except for the omission of guarantor financial information, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  These interim financial statements reflect all adjustments which are, in the opinion of management, necessary to fairly state the results for the periods presented.  All such adjustments are of a normal recurring nature.  Operating results for the periods presented are not necessarily indicative of the results for the full year.  These statements should be read in conjunction with the financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 (“2011 Form 10-K”), filed on December 14, 2011, except that the financial statements included in the 2011 Form 10-K are being restated for an additional goodwill impairment charge as discussed below and in the Form 8-K filed on May 7, 2012 and for corrections to the note to the financial statements relative to its guarantor financial information as discussed in the Form 8-K filed on June 12, 2012.  The significant accounting policies for the accompanying financial statements are the same as disclosed in Note 1 in that Annual Report.

Effective February 3, 2012, Ralcorp completed the spin-off of the Post cereals business (formerly, the Branded Cereal Products segment), which is reported as discontinued operations in the accompanying financial statements.  All amounts related to discontinued operations are excluded from the notes to condensed consolidated financial statements unless otherwise indicated.  Note 4 includes additional information about discontinued operations.

Effective in the second fiscal quarter of fiscal 2012, the segment previously referred to as Other Cereal Products, which includes private-brand and value-brand ready-to-eat cereals and the Bloomfield Bakers products (which includes nutritional bars and natural and organic specialty cookies, crackers and cereals), has been renamed the Cereal Products segment.

Certain amounts for prior periods have been reclassified to conform to the current period’s presentation.  As discussed above, certain amounts for prior periods have been recast to separate amounts related to discontinued operations from amounts related to continuing operations.

Restatement - In the fourth quarter of fiscal 2011, the Company recorded non-cash impairment charges totaling $471.4 related to intangible assets in the former Branded Cereal Products segment.  These charges consisted of a goodwill impairment of $364.8 and trademark impairment charges of $106.6 (primarily related to the Honey Bunches of Oats, Post Selects, and Post trademarks).  In May of 2012, the Company determined that the goodwill impairment calculation performed in the fourth quarter of fiscal 2011 resulting in the $364.8 non-cash impairment charge excluded certain deferred taxes when determining the fair value of the net assets of the Branded Cereal Products segment.  The exclusion of certain deferred taxes from the impairment computation resulted in the fourth quarter impairment charge being understated by $54.0.  The impairment charge is not deductible for tax purposes and therefore, it does not impact income tax expense.  The Company is restating its consolidated financial statements as of and for the year ended September 30, 2011 to reflect an additional non-cash goodwill impairment charge of $54.0 and corresponding reduction in goodwill for its Branded Cereal Products segment.  The effects of the restatement adjustment on the September 30, 2011 consolidated financial statements as previously reported are listed in the following table.  Amounts affected by the restatement adjustment have been labeled as restated in the accompanying financial statements and notes.

	Year Ended September 30, 2011
	Previously Reported	Restatement Adjustment	Restated
Consolidated Statement of Operations
Impairment of intangible assets	$(503.5)	$(54.0)	$(557.5)
Operating (loss) profit	29.8	(54.0)	(24.2)
Loss before income taxes and equity earnings	(104.2)	(54.0)	(158.2)
Loss before equity earnings	(187.2)	(54.0)	(241.2)
Net loss	(187.2)	(54.0)	(241.2)
Basic loss per share	(3.41)	(0.98)	(4.39)
Diluted loss per share	(3.41)	(0.98)	(4.39)

Consolidated Statement of Cash Flows
Net loss	$(187.2)	$(54.0)	$(241.2)
Impairment of intangible assets	503.5	54.0	557.5
Net cash provided by operating activities	505.7	-	505.7

	September 30, 2011
	Previously Reported	Restatement Adjustment	Restated
Consolidated Balance Sheet
Goodwill*	$2,590.1	$(54.0)	$2,536.1
Total assets	6,333.2	(54.0)	6,279.2
Retained earnings	1,080.9	(54.0)	1,026.9
Total shareholders' equity	2,619.2	(54.0)	2,565.2
Total liabilities and shareholders' equity	6,333.2	(54.0)	6,279.2

*	The goodwill of the former Branded Cereal Products segment is now reported in “Noncurrent Assets of Discontinued Operations” (see Note 4).

NOTE 2 – RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2011, the Financial Accounting Standards Board (FASB) issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.”  This update establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS).  The amendments in this update were effective for Ralcorp’s financial statements for the quarter ended March 31, 2012.  The adoption of this update did not have an effect on the Company’s financial position, results of operations, or cash flows.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income.”  The objective of this update is to improve the comparability, consistency, and transparency of financial reporting to increase the prominence of items reported in other comprehensive income.  This update requires that all nonowner changes in shareholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements.  The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 (i.e., Ralcorp’s financial statements for the quarter ending December 31, 2012), except for those deferred by ASU No. 2011-05, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” issued in December 2011.  The adoption of this update is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

In September 2011, the FASB issued ASU No. 2011-9, “Compensation – Retirement Benefits – Multiemployer Plans (Subtopic 715-80): Disclosures about an Employer’s Participation in a Multiemployer Plan,” which provides new requirements for the disclosures that an employer should provide related to its participation in multiemployer pension plans.  Plans of this type are commonly used by employers to provide benefits to union employees that may work for multiple employers during their working life and thereby accrue benefits in one plan for their retirement.  The revised disclosures will provide users of financial statements with additional information about the plans in which an employer participates, the level of an employer’s participation in the plans, and financial health of significant plans.  The amendments in this update are effective for Ralcorp’s annual financial statements for the year ending September 30, 2012.  The adoption of this update is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

NOTE 3 – BUSINESS COMBINATIONS

On October 3, 2011, Ralcorp completed the acquisition of the North American private-brand refrigerated dough business of Sara Lee Corporation.  The refrigerated dough business is a leading manufacturer and distributor of a full range of private-brand refrigerated dough products in the U.S.  To fund the transaction, Ralcorp entered into a credit agreement consisting of a $550 term loan (see Note 15) that was repaid with a portion of the proceeds generated in connection with the separation of its Post cereals business (see Note 4).  The refrigerated dough business, included in the Frozen Bakery Products segment, employs approximately 700 people and has manufacturing and distribution facilities in Carrollton, Texas and Forest Park, Georgia.  The assigned goodwill is deductible for tax purposes.  The purchase price allocation included $259.6 of customer relationships, trademarks, and other intangibles subject to amortization over a weighted average amortization period of approximately 15 years.  Net sales and operating profit included in the statement of earnings related to this acquisition were $79.5 and $10.6, respectively, for the three months ended March 31, 2012 and $180.5 and $25.8, respectively, for the six months ended March 31, 2012.

On December 28, 2011, Ralcorp completed the acquisition of Pastificio Annoni S.p.A. (Annoni), a pasta manufacturer located in Bergamo, Italy.  Annoni operates as a part of the Pasta segment.  The assigned goodwill is not deductible for tax purposes.  The purchase price allocation included $4.6 of customer relationships subject to amortization over a weighted average amortization period of 10 years.  Net sales and operating profit included in the statement of earnings related to this acquisition for both the three and six months ended March 31, 2012 were $2.9 and $.1, respectively.

Each of the acquisitions was accounted for using the purchase method of accounting, whereby the results of operations of each of the following acquisitions are included in the statements of earnings from the date of acquisition.  The purchase price was allocated to acquired assets and liabilities based on their estimated fair values at the date of acquisition, and any excess was allocated to goodwill, as shown in the following table.  For each acquisition, the goodwill is attributable to the assembled workforce of the acquired business and the significant synergies and opportunities expected from the combination of the acquired business with the existing Ralcorp businesses.  Certain estimated values are not yet finalized (primarily deferred tax assets and liabilities and other intangible assets for Annoni) and are subject to change once additional information is obtained (but no later than one year from the applicable acquisition date).

	Refrigerated
	Dough	Annoni
Cash	$-	$.9
Receivables	14.6	8.2
Inventories	23.1	.5
Other current assets	.1	-
Property	62.6	3.6
Goodwill	218.4	7.2
Other intangible assets	259.6	4.6
Total assets acquired	578.4	25.0
Accounts payable	(14.1)	(3.8)
Other current liabilities	(8.4)	(1.3)
Other liabilities	(3.9)	(3.1)
Total liabilities assumed	(26.4)	(8.2)
Net assets acquired	$552.0	$16.8

Supplemental Pro Forma Information

The following unaudited pro forma information shows Ralcorp’s results of operations as if the fiscal 2012 business combinations had been completed on October 1, 2010.  The acquirees’ pre-acquisition results have been added to Ralcorp’s historical results, and the totals have been adjusted for the pro forma effects of amortization of intangible assets recognized as part of the business combination, inventory and property valuation adjustments, interest expense related to the financing of the business combinations, and related income taxes.  These pro forma results may not necessarily reflect the actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales	$1,062.2	$997.4	$2,233.3	$2,048.5
Earnings from continuing operations	33.1	45.3	77.6	88.3
Basic earnings per share from continuing operations	.60	.82	1.40	1.61
Diluted earnings per share from continuing operations	.59	.81	1.38	1.59

NOTE 4 – DISCONTINUED OPERATIONS

On February 3, 2012, the Company separated its Post cereals business (formerly, the Branded Cereal Products segment) into a new, publicly traded company (Spin-Off) called Post Holdings, Inc. (Post).  The Spin-Off was completed by a pro rata distribution of approximately 80.3% of the outstanding shares of Post common stock to holders of Ralcorp common stock.  Each Ralcorp shareholder received one share of Post common stock for every two shares of Ralcorp common stock held on January 30, 2012, the record date for the distribution.  For U.S. federal income tax purposes, the distribution of shares of Post common stock in the Spin-Off is tax-free to Ralcorp and its shareholders, except with respect to cash received by Ralcorp shareholders in lieu of a fractional share, and the Company received a ruling from the Internal Revenue Service regarding the tax-free nature of the Spin-Off.  Ralcorp received a total of $900 in cash in the Spin-Off transactions, as described in Note 16.

The Company retained approximately 19.7% of the Post common stock outstanding at February 3, 2012, reported as “Investment in Post Holdings, Inc.” and classified as available for sale.  The Company’s investment does not provide the Company the ability to influence the operating or financial policies of Post and accordingly does not constitute significant continuing involvement.  Furthermore, while the Company is a party to a separation agreement and various other agreements relating to the separation, including a transition services agreement (TSA), a tax matters agreement, an employee matters agreement and certain other commercial agreements, the Company has determined that the continuing cash flows generated by these agreements, which are expected to be eliminated within two years, and its investment in Post common stock do not constitute significant continuing involvement in the operations of Post.  Accordingly, the net assets, operating results, and cash flows of Ralcorp’s Post cereals business are presented separately as discontinued operations for all periods presented through the date of the Spin-Off.  No gain or loss was recognized in connection with the Spin-Off, but subsequent unrealized gains or losses on the Company’s investment in Post common stock are recognized in other comprehensive income (see Note 9).  No related deferred tax impact has been recorded because the Company intends to dispose of the Post common stock in a tax-free transaction within one year.

Post is now a stand-alone public company which separately reports its financial results.  Due to differences between the basis of presentation for discontinued operations and the basis of presentation as a stand-alone company, the financial results of the Post cereals business included within discontinued operations for the Company may not be indicative of actual financial results of Post as a stand-alone company.

The results of the Post cereals business included in discontinued operations for the three and six months ended March 31, 2012 and 2011 are summarized in the following table.  Post separation costs are primarily professional services fees directly related to the Spin-Off transactions.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales	$86.6	$255.3	$301.0	$476.9
Post separation costs	(12.3)	-	(15.0)	-
(Loss) earnings before income taxes	(1.1)	60.6	31.6	113.8
Income taxes	(5.8)	(21.8)	(17.4)	(41.0)
(Loss) earnings from discontinued operations, net of income taxes	(6.9)	38.8	14.2	72.8

Ralcorp continues to purchase and sell certain products from or to Post.  The amounts of the intercompany revenues and costs associated with such activities before the Spin-Off were as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Intercompany net sales	$.3	$-	$1.0	$-
Intercompany costs and expenses	(1.3)	(3.7)	(6.1)	(5.6)

During the second quarter, following the Spin-Off, Ralcorp recognized billings to Post of approximately $2.2 related to the TSA, which were included in “Other operating expenses, net” in the statement of earnings.  Under the TSA, Ralcorp also collects and disburses cash on Post’s behalf.  As of March 31, 2012, Ralcorp’s accounts payable include a net amount due to Post of $6.7.

At September 30, 2011, the major components of assets and liabilities of discontinued operations were as follows:

Current Assets
Receivables, net	$60.8
Inventories	66.6
Deferred income taxes	3.8
Prepaid expenses and other current assets	4.0
Total Current Assets	135.2
Property, Net	412.1
Goodwill	1,375.2
Other Intangible Assets, Net	748.6
Other Assets	.8
Total Assets	$2,671.9
Current Liabilities
Accounts payable	$28.8
Other current liabilities	37.5
Total Current Liabilities	66.3
Deferred Income Taxes	342.3
Other Liabilities	104.9
Total Liabilities	$513.5

NOTE 5 – PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company sponsors qualified and supplemental noncontributory defined benefit pension plans and other postretirement benefit plans for certain of its employees.  The following table provides the components of net periodic benefit cost for the plans.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Pension Benefits
Service cost	$.6	$.6	$1.3	$1.2
Interest cost	3.0	2.9	5.9	5.7
Expected return on plan assets	(4.6)	(4.2)	(9.3)	(8.4)
Amortization of prior service cost	-	(.1)	-	-
Amortization of net loss	1.6	1.2	3.2	2.4
Net periodic benefit cost	$.6	$.4	$1.1	$.9

Other Postretirement Benefits
Service cost	$.1	$-	$.1	$.1
Interest cost	.4	.5	.9	.9
Amortization of net loss	.1	-	.2	-
Net periodic benefit cost	$.6	$.5	$1.2	$1.0

NOTE 6 – AMOUNTS RELATED TO PLANT CLOSURES

During the quarter ended March 31, 2012, the leased manufacturing facility of the Bloomfield business in Los Alamitos, California was closed after relinquishing co-manufacturing business that did not meet minimum margin requirements.  The Company has moved all remaining production to, and is rescaling its co-manufacturing operations at, a nearby facility within the Cereal Products segment.  The project is expected to be substantially completed by June 30, 2012.

Also, during the quarter ended March 31, 2012, management finalized a plan to close the Poteau, Oklahoma manufacturing facility of the Snacks, Sauces & Spreads segment.  The plant’s production of crackers and cookies will be transferred to the Company’s cracker and cookie plant in Princeton, Kentucky to realize cost savings through capacity rationalization.  The closure is expected to occur in June 2012 and to be substantially completed by September 30, 2012, pending the sale of the property.

Property associated with plants in Billerica, Massachusetts and Blue Island, Illinois (closed in fiscal 2008 and 2007, respectively) has not yet been sold, and the Company continues to incur impairment losses resulting from declines in the real estate market, as well as continuing costs of ownership.

Amounts related to plant closures are shown in the following table.  Costs are recognized in “Other operating expenses” in the statements of operations, and are not included in the measure of segment performance for any segment.  There were no significant liability balances related to plant closure activities at March 31, 2012 or September 30, 2011.

	Three Months Ended		Six Months Ended		Cumulative	Total
	March 31,		March 31,		as of	Expected to
	2012	2011	2012	2011	March 31, 2012	be Incurred
Los Alamitos:
Employee termination benefits	$.5	$-	$.5	$-	$.5	$.5
Losses on property	.4	-	.4	-	.4	.4
Other associated costs	.2	-	.2	-	.2	.4
Total Los Alamitos	1.1	-	1.1	-	1.1	1.3
Poteau:
Employee termination benefits	-	-	-	-	-	2.3
Losses on property	4.9	-	4.9	-	4.9	4.9
Other associated costs	-	-	-	-	-	2.5
Total Poteau	4.9	-	4.9	-	4.9	9.7
Billerica and Blue Island	.7	.2	.8	.4	10.5	10.8
	$6.7	$.2	$6.8	$.4	$16.5	$21.8

NOTE 7 – EARNINGS PER SHARE

The weighted average shares outstanding for basic and diluted earnings per share were as follows (in thousands):

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Weighted Average Shares
for Basic Earnings per Share	55,168	54,769	55,091	54,736
Dilutive effect of:
Stock options	152	244	178	255
Stock appreciation rights	731	246	666	234
Restricted stock awards	212	249	207	239
Weighted Average Shares
for Diluted Earnings per Share	56,263	55,508	56,142	55,464

The following schedule shows stock appreciation rights (SARs) which were outstanding and could potentially dilute basic earnings per share in the future but which were not included in the computation of diluted earnings per share for the periods indicated because to do so would have been antidilutive (in thousands).

	Six Months Ended		Six Months Ended
	March 31, 2012		March 31, 2011
	First	Second	First	Second
	Quarter	Quarter	Quarter	Quarter
SARs at $66.07 per share	-	-	504	497
SARs at $58.79 per share	-	-	8	-
SARs at $56.27 per share	-	-	372	-
SARs at $57.14 per share	-	-	13	13
SARs at $57.45 per share	-	-	536	536
SARs at $61.98 per share	-	-	6	6
SARs at $62.03 per share	-	-	-	3
SARs at $61.95 per share	-	-	-	6
SARs at $74.65 per share	-	491	-	-

NOTE 8 – DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING

In the ordinary course of business, the Company is exposed to commodity price risks relating to the acquisition of raw materials and supplies, interest rate risks relating to debt, and foreign currency exchange rate risks relating to its foreign subsidiaries.  Authorized individuals within the Company may utilize derivative financial instruments, including (but not limited to) futures contracts, option contracts, forward contracts and swaps, to manage certain of these exposures by hedging when it is practical to do so.  The terms of these instruments generally do not exceed eighteen months for commodities, ten years for interest rates, and two years for foreign currency.  The Company is not permitted to engage in speculative or leveraged transactions and will not hold or issue financial instruments for trading purposes.

The Post cereals business participated in Ralcorp’s hedging program before the Spin-Off (see Note 4).  The fair value of the derivative instruments has not been reflected as assets or liabilities of discontinued operations as of September 30, 2011 because Post was not legally a party to the underlying derivative instruments and because there are no significant instruments that were allocable only to Post.  As of September 30, 2011, the amount of Ralcorp’s net derivative liability that was related to Post was $10.3.  The amounts of derivative effects of hedging allocated to Post (and included in earnings from discontinued operations on the statements of operations) was a gain of $.2 and a loss of $2.0 for the three and six months ended March 31, 2012, respectively, and a loss of $.7 and a gain of $.1 for the three and six months ended March 31, 2011, respectively.  Amounts related to Post are included in the amounts disclosed in the rest of this note.  As of the Spin-Off date, Post no longer participated in the Ralcorp derivative instrument program and no net derivative liability or asset was outstanding.

For the six months ended March 31, 2012, the Company’s derivative instruments consisted of commodity contracts (options, futures, and swaps) used as cash flow or economic hedges on purchases of raw materials (ingredients and packaging) and energy (fuel), and foreign currency forward contracts used as cash flow hedges on receipts of foreign currency-denominated accounts receivable.  Certain commodity-related derivatives do not meet the criteria for cash flow hedge accounting or simply are not designated as hedging instruments; nonetheless, they are economic hedges used to manage the future cost of raw materials.  The following table shows the notional amounts of derivative instruments held.

	Mar. 31,	Dec. 31,	Sept. 30,
	2012	2011	2011
Raw materials (thousands of pounds)	33,080	124,900	1,395,470
Natural gas (thousands of MMBTUs)	1,164	1,990	3,885
Other fuel (thousands of gallons)	4,757	10,627	12,966
Currency (thousands of dollars)	35,250	59,000	83,250

The following table shows the fair value and balance sheet location of the Company’s derivative instruments as of March 31, 2012 and September 30, 2011, all of which were designated as hedging instruments under ASC Topic 815 except $7.1 and $34.3, respectively, of commodity contracts in a net liability position.

	Fair Value
	Mar. 31	Sept. 30,
	2012	2011	Balance Sheet Location
Liability Derivatives
Commodity contracts	$19.0	$49.0	Other current liabilities
Foreign exchange contracts	-	4.1	Other liabilities
	$19.0	$53.1
Asset Derivatives
Commodity contracts	$1.3	$.3	Prepaid expenses and other current assets
Foreign exchange contracts	.2	-	Prepaid expenses and other current assets
	$1.5	$.3

The following tables illustrate the effects of the Company’s derivative instruments on the statements of earnings and other comprehensive income (OCI) for the three months ended March 31, 2012 and 2011.

					Gain (Loss)
			Gain (Loss)		Recognized in
	Amount of Gain		Reclassified from		Earnings [Ineffective
	(Loss) Recognized		Accumulated OCI		Portion and Amount
Derivatives in	in OCI		into Earnings		Excluded from
ASC Topic 815 Cash Flow	[Effective Portion]		[Effective Portion]		Effectiveness Testing]
Hedging Relationships	2012	2011	2012	2011	2012	2011	Location in Earnings
Commodity contracts	$(.5)	$8.4	$(5.6)	$8.8	$.1	$.1	Cost of goods sold
Foreign exchange contracts	1.1	.7	.3	1.4	-	-	SG&A expenses
Interest rate contracts	-	-	(.3)	(.4)	-	-	Interest expense, net
	$.6	$9.1	$(5.6)	$9.8	$.1	$.1

Derivatives Not Designated	Amount of Gain (Loss)
as Hedging Instruments	Recognized in Earnings		Location of Gain (Loss)
Under ASC Topic 815	2012	2011	Recognized in Earnings
Commodity contracts	$3.1	$6.0	Cost of goods sold

The following tables illustrate the effects of the Company’s derivative instruments on the statements of earnings and other comprehensive income (OCI) for the six months ended March 31, 2012 and 2011.

					Gain (Loss)
			Gain (Loss)		Recognized in
	Amount of Gain		Reclassified from		Earnings [Ineffective
	(Loss) Recognized		Accumulated OCI		Portion and Amount
Derivatives in	in OCI		into Earnings		Excluded from
ASC Topic 815 Cash Flow	[Effective Portion]		[Effective Portion]		Effectiveness Testing]
Hedging Relationships	2012	2011	2012	2011	2012	2011	Location in Earnings
Commodity contracts	$(1.3)	$27.6	$(3.9)	$9.1	$.5	$-	Cost of goods sold
Foreign exchange contracts	3.5	2.5	(.4)	2.1	-	-	SG&A expenses
Interest rate contracts	-	-	(.7)	(.8)	-	-	Interest expense, net
	$2.2	$30.1	$(5.0)	$10.4	$.5	$-

Derivatives in	Amount of Gain (Loss)
ASC Topic 815 Fair Value	Recognized in Earnings		Location of Gain (Loss)
Hedging Relationships	2012	2011	Recognized in Earnings
Commodity contracts	$-	$(.1)	Cost of goods sold

Derivatives Not Designated	Amount of Gain (Loss)
as Hedging Instruments	Recognized in Earnings		Location of Gain (Loss)
Under ASC Topic 815	2012	2011	Recognized in Earnings
Commodity contracts	$(2.7)	$10.8	Cost of goods sold

Approximately $9.5 of the net cash flow hedge gains reported in accumulated OCI at March 31, 2012 is expected to be reclassified into earnings within the next twelve months.  For gains or losses associated with commodity contracts, the reclassification will occur when the products produced with hedged materials are sold.  For gains or losses associated with foreign exchange contracts, the reclassification will occur as hedged foreign currency-denominated accounts receivable are received.  For gains or losses associated with interest rate swaps, the reclassification occurs on a straight-line basis over the term of the related debt.

Certain of the Company’s derivative instruments contain provisions that require the Company to post collateral when the derivatives in liability positions exceed a specified threshold, and others require collateral even when the derivatives are in asset positions.  The aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a liability position on March 31, 2012 and September 30, 2011 was $9.9 and $3.9, respectively, and the related collateral required was $.7 and $8.2 at March 31, 2012 and September 30, 2011, respectively.

NOTE 9 – FAIR VALUE MEASUREMENTS

The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis and the basis for that measurement according to the levels in the fair value hierarchy in ASC Topic 820:

	March 31, 2012			September 30, 2011
	Total	Level 1	Level 2	Total	Level 1	Level 2
Assets
Marketable securities	$.8	$.8	$-	$8.2	$8.2	$-
Investment in Post Holdings, Inc.	223.1	223.1		-	-	-
Derivative assets	1.5	-	1.5	.3	-	.3
Deferred compensation investment	25.0	25.0	-	22.9	22.9	-
	$250.4	$248.9	$1.5	$31.4	$31.1	$.3
Liabilities
Derivative liabilities	$19.0	$-	$19.0	$53.1	$-	$53.1
Deferred compensation liabilities	30.3	-	30.3	36.5	-	36.5
	$49.3	$-	$49.3	$89.6	$-	$89.6

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of three levels:
Level 1 –	Inputs are quoted prices in active markets for identical assets or liabilities.
Level 2 –
Inputs are quoted prices of similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.

Level 3 –	Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

The Company’s marketable securities consist of U.S. Treasury Bills.  Fair value for marketable securities and the Company’s investment in Post stock is measured using the market approach based on quoted prices in active markets.  As of March 31, 2012, the Post stock had a fair value of $223.1 and a cost basis of $249.6, with $26.5 of net losses in accumulated other comprehensive income.

The Company utilizes the income approach to measure fair value for its derivative assets and liabilities (which include commodity options and swaps, an interest rate swap, and foreign currency forward contracts).  The income approach uses pricing models that rely on market observable inputs such as yield curves, currency exchange rates, and forward prices.

The deferred compensation investment is invested primarily in mutual funds and its fair value is measured using the market approach.  This investment is in the same funds and purchased in substantially the same amounts as the participants’ selected investment options (excluding Ralcorp and Post Holdings, Inc. common stock equivalents), which represent the underlying liabilities to participants in the Company’s deferred compensation plans.  Deferred compensation liabilities are recorded at amounts due to participants in cash, based on the fair value of participants’ selected investment options (excluding certain Ralcorp common stock equivalents to be distributed in shares) using the market approach.

The carrying amounts reported on the consolidated balance sheets for cash and cash equivalents, receivables, and accounts and notes payable approximate fair value because of the short maturities of these financial instruments (Level 2).  The carrying amount of the Company’s variable rate long-term debt (see Note 16) approximates fair value because the interest rates are adjusted to market frequently (Level 2).  Based on the discounted amount of future cash flows, using Ralcorp’s incremental rate of borrowing for similar debt, the Company’s fixed rate debt (which had a carrying amount of $1,940.9 as of March 31, 2012 and $1,951.6 as of September 30, 2011) had an estimated (Level 2) fair value of $2,247.2 as of March 31, 2012 and $2,070.1 as of September 30, 2011.

NOTE 10 – INVENTORIES

The reported value of inventories consisted of:

	Mar. 31,	Sept. 30,
	2012	2011
Raw materials and supplies	$185.4	$184.7
Finished products	263.2	239.4
	$448.6	$424.1

NOTE 11 – PROPERTY, NET

The reported value of property, net, consisted of:

	Mar. 31,	Sept. 30,
	2012	2011
Property at cost	$1,539.6	$1,424.3
Accumulated depreciation	(692.2)	(641.1)
	$847.4	$783.2

NOTE 12 – GOODWILL

The changes in the carrying amount of goodwill by reportable segment (see Note 17) were as follows:

		Snacks,	Frozen
	Cereal	Sauces	Bakery
	Products	& Spreads	Products	Pasta	Total
Balance, September 30, 2011
Goodwill (gross)	$47.2	$292.8	$366.3	$534.1	$1,240.4
Accumulated impairment losses	-	(79.5)	-	-	(79.5)
Goodwill (net)	$47.2	$213.3	$366.3	$534.1	$1,160.9
Goodwill acquired	-	-	218.4	7.2	225.6
Currency translation adjustment	-	2.1	2.7	.1	4.9
Balance, March 31, 2012
Goodwill (gross)	$47.2	$294.9	$587.4	$541.4	$1,470.9
Accumulated impairment losses	-	(79.5)	-	-	(79.5)
Goodwill (net)	$47.2	$215.4	$587.4	$541.4	$1,391.4

NOTE 13 – OTHER INTANGIBLE ASSETS, NET

The reported value of other intangible assets, net, consisted of:

	Mar. 31,	Sept. 30,
	2012	2011
Subject to amortization:
Computer software	$64.2	$75.3
Customer relationships	901.3	683.0
Trademarks/brands	36.0	35.5
Other	61.9	13.1
	1,063.4	806.9
Accumulated amortization	(252.2)	(219.8)
	$811.2	$587.1
Not subject to amortization:
Trademarks/brands	180.8	180.8
	$992.0	$767.9

Amortization expense related to intangible assets was:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Computer software	$1.2	$1.8	$3.2	$3.6
Customer relationships	17.8	13.4	35.5	26.9
Trademarks/brands	.6	.6	1.2	1.1
Other	.5	.5	1.0	1.0
	$20.1	$16.3	$40.9	$32.6

For the intangible assets recorded as of March 31, 2012, total amortization expense of $81.7, $73.3, $69.5, $65.9, and $63.3 is scheduled for fiscal 2012, 2013, 2014, 2015, and 2016, respectively.

NOTE 14 – CONTINGENCIES

In May 2009, a customer notified the Company that it was seeking to recover out-of-pocket costs and damages associated with the customer’s recall of certain peanut butter-based products.  The customer recalled those products in January 2009 because they allegedly included ingredients that had the potential to be contaminated with salmonella.  The customer’s recall stemmed from the U.S. Food and Drug Administration and other authorities’ investigation of Peanut Corporation of America, which supplied the Company with peanut paste and other ingredients.  In accordance with the Company’s contractual arrangements with the customer, the parties submitted these claims to mediation.  In January 2011, the Company resolved all pending contractual and other claims, resulting in a payment by the Company of $5.0 and an obligation to pay an additional $5.0, subject to the customer’s completion of certain contractual obligations through February 2013.  The Company accrued $7.5 in the fiscal year ended September 30, 2010 based on early estimates of the settlement amount, and accrued an additional $2.5 in the quarter ended December 31, 2010.

Two subsidiaries of the Company are subject to three lawsuits brought by former employees currently pending in separate California state courts alleging, among other things, that employees did not receive statutorily mandated meal breaks resulting in incorrect payment of wages, inaccurate wage statements, unpaid overtime and incorrect payments to terminated employees.  Each of these suits was filed as a class action and seeks to include in the class certain current and former employees of the respective subsidiary involved.  In each case, the plaintiffs are seeking unpaid wages, interest, attorneys’ fees, compensatory and other monetary damages, statutory penalties, and injunctive relief.  No determination has been made by any court regarding class certification.  In April 2012, the Company, plaintiffs and a third party staffing agency formerly used by the Company agreed to the terms of a proposed settlement with respect to these suits.  Under the terms of the proposed settlement, the Company has agreed to pay $4.4 million in order to resolve these claims.  The Company accrued $4.4 million related to the proposed settlement during the quarter ended March 31, 2012.  Under the terms of the proposed settlement, however, it is possible that up to $1.5 million could be returned to the Company depending upon the number of current and former employees who participate in the settlement.  The proposed settlement requires court approval which the Company expects will occur during the third quarter of fiscal 2012.

From time to time, the Company is a party to various other legal proceedings.  In the opinion of management, based upon the information presently known, the ultimate liability, if any, arising from the pending legal proceedings, as well as from asserted legal claims and known potential legal claims which are likely to be asserted, taking into account established accruals for estimated liabilities (if any), are not expected to be material, individually or in the aggregate, to the Company’s consolidated financial position, results of operations or cash flows.  In addition, while it is difficult to estimate the potential financial impact of actions regarding expenditures for compliance with regulatory matters, in the opinion of management, based upon the information currently available, the ultimate liability arising from such compliance matters is not expected to be material, individually or in the aggregate, to the Company’s consolidated financial position, results of operations or cash flows.

NOTE 15 – SHORT-TERM FINANCING ARRANGEMENTS

The Company has an agreement to sell, on an ongoing basis, all of the trade accounts receivable of certain of its subsidiaries to a wholly owned, bankruptcy-remote subsidiary named Ralcorp Receivables Corporation (RRC).  As of March 31, 2012, the accounts receivable of the American Italian Pasta Company, Bloomfield Bakers, Medallion Foods, and foreign subsidiaries had not been incorporated into the agreement and were not being sold to RRC.  RRC can in turn sell up to $110.0 of ownership interests in qualifying receivables to bank commercial paper conduits.  Ralcorp continues to service the receivables (with no significant servicing assets or liabilities) and remits collections to RRC, who remits the appropriate portion to the conduits as part of a monthly net settlement including the sale of an additional month of receivables.  Interest incurred on the funding received from the conduits totaled zero and $.3, respectively, in the three and six months ended March 31, 2012 and $.4 and $.7, respectively, in the three and six months ended March 31, 2011.

In December 2010, the Company entered into uncommitted credit arrangements with banks totaling $150.0.  The arrangements expired in December 2011.

On October 3, 2011, the Company entered into a credit agreement (“2011 Credit Agreement”) consisting of a $550 term loan.  Borrowings under the agreement incurred interest at the Company's choice of either (1) LIBOR plus the applicable margin rate (currently 1.50%) or (2) the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate, (c) the “Adjusted LIBOR Rate” plus 1%.  As described in Note 16, Ralcorp repaid these borrowings and terminated this agreement on January 20, 2012.

As of March 31, 2012, funding from the receivables securitization was zero.  As of September 30, 2011, funding from the receivables securitization was $105.0 at a weighted average interest rate of 1.22%, and borrowings under the uncommitted credit arrangements were zero.  These amounts are reflected on the Company’s consolidated balance sheet in “Notes payable to banks.”

NOTE 16 – LONG-TERM DEBT

The reported value of long-term debt consisted of:

	March 31, 2012		September 30, 2011
	Balance	Rate	Balance	Rate
Fixed Rate Senior Notes, Series C	$50.0	5.43%	$50.0	5.43%
Fixed Rate Senior Notes, Series D	21.4	4.76%	32.1	4.76%
Fixed Rate Senior Notes, Series E	100.0	5.57%	100.0	5.57%
Fixed Rate Senior Notes, Series F	75.0	5.43%	75.0	5.43%
Fixed Rate Senior Notes, Series I-1	75.0	5.56%	75.0	5.56%
Fixed Rate Senior Notes, Series I-2	25.0	5.58%	25.0	5.58%
Fixed Rate Senior Notes, Series J	100.0	5.93%	100.0	5.93%
Fixed Rate Senior Notes maturing 2018	577.5	7.29%	577.5	7.29%
Floating Rate Senior Notes maturing 2018	20.0	3.04%	20.0	2.80%
Fixed Rate Senior Notes maturing 2020	67.0	7.39%	67.0	7.39%
4.95% Senior Notes maturing 2020	300.0	4.95%	300.0	4.95%
Fixed Rate Senior Notes maturing 2039	450.0	6.63%	450.0	6.63%
Fixed Rate Senior Notes, Series 2009A	50.0	7.45%	50.0	7.45%
Fixed Rate Senior Notes, Series 2009B	50.0	7.60%	50.0	7.60%
2010 Revolving Credit Agreement	-	n/a	19.9	2.62%
2010 Term Loan	-	n/a	190.0	2.75%
	1,960.9		2,181.5
Plus: Unamortized premium (discount), net	3.1		3.1
Plus: Unamortized adjustment related
to interest rate fair value hedge	17.2		18.6
Less: Current portion	(85.7)		(30.7)
	$1,895.5		$2,172.5

On January 17, 2012, Ralcorp amended its indenture associated with its notes dated as of August 4, 2008 (“Indenture”).  In addition, the holders consented to certain matters in connection with the separation of the Post cereals business, discussed in Note 4.  As amended:
•
The Indenture contains covenants that limit Ralcorp's ability and the ability of Ralcorp's subsidiaries to, among other things: cause Ralcorp’s leverage ratio to exceed 3.5 to 1 at the end of any fiscal quarter, without paying additional interest, or cause Ralcorp’s leverage ratio to exceed 3.75 to 1, at the end of any fiscal quarter, or 3.5 to 1, for the two successive fiscal quarters immediately following a period during which it exceeded 3.5 to 1, in any case; cause Ralcorp’s consolidated adjusted net worth to fall below a specified amount; incur priority debt in an amount exceeding 20% of Ralcorp’s consolidated adjusted net worth; sell assets, including the stock of its subsidiaries; create certain liens; engage in transactions with affiliates; merge or consolidate with other entities; change the nature of its business or violate foreign assets control regulations.  These covenants are subject to important exceptions and qualifications set forth in the Indenture.

•
The Indenture provides for the payment of additional interest in the amount of 1.00% in the event that the Company’s 6.625% Senior Notes due August 15, 2039 fail to have an investment grade rating from at least two of the rating agencies.

On January 17, 2012, Ralcorp also entered into amendments with respect to the Note Purchase Agreement dated as of May 22, 2003, as amended (the “2003 Note Purchase Agreement”), and the Note Purchase Agreement dated as of May 28, 2009 (the “2009 Note Purchase Agreement”).  The amendments to the 2003 Note Purchase Agreement and the 2009 Note Purchase Agreement amend certain covenants so that those covenants are substantially similar to those set forth in the Indenture and consented to certain matters in connection with the separation of Post.  These covenants and consents are subject to important exceptions and qualifications set forth in the 2003 Note Purchase Agreement and the 2009 Note Purchase Agreement.

On January 20, 2012, the Company entered into a credit agreement with banks (“Term Loan Banks”) under which it borrowed $775 as a term loan (“$775 Term Loan”).  The proceeds of the $775 Term Loan were used by Ralcorp for general corporate purposes, including the repayment of Ralcorp’s or its subsidiaries’ outstanding indebtedness.  Ralcorp repaid all $550 outstanding under, and terminated, the 2011 Credit Agreement, with no material early termination penalties incurred.  Ralcorp also repaid all amounts outstanding under its receivables securitization program and the 2010 Revolving Credit Facility, and partially repaid amounts outstanding under the 2010 Term Loan.

On January 27, 2012, the Company entered into an exchange agreement with the Term Loan Banks or their affiliates.  Pursuant to the terms of the exchange agreement, on February 3, 2012, Ralcorp delivered $775 in aggregate principal amount of 7.375% senior notes due 2022 (an obligation of Post Holdings, Inc.) in full satisfaction of the $775 Term Loan.  Post initially issued the notes to Ralcorp on February 3, 2012 in connection with an internal reorganization as part of the separation.  Post transferred $125 to Ralcorp immediately prior to the separation, partially to purchase certain Post assets from a separate Canadian subsidiary.  Ralcorp used a portion of these proceeds to repay all remaining amounts outstanding under the 2010 Term Loan.

NOTE 17 – SEGMENT INFORMATION

Management evaluates each segment’s performance based on its segment operating profit, which is its operating profit before impairments of intangible assets, costs related to plant closures, and other unallocated corporate income and expenses.  Effective in the second fiscal quarter of fiscal 2012, the segment previously referred to as Other Cereal Products, which includes private-brand and value-brand ready-to-eat cereals and the Bloomfield Bakers products (which includes nutritional bars and natural and organic specialty cookies, crackers and cereals), has been renamed Cereal Products.  The following tables present information about the Company’s operating segments, which are also its reportable segments, including corresponding amounts for the prior year.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net Sales
Cereal Products	$219.9	$198.9	$446.1	$403.6
Snacks, Sauces & Spreads	407.7	382.2	881.3	799.6
Frozen Bakery Products	275.3	192.7	583.3	386.4
Pasta	159.3	143.5	318.0	279.4
Total	$1,062.2	$917.3	$2,228.7	$1,869.0

Segment Operating Profit
Cereal Products	$20.3	$22.5	$49.1	$45.0
Snacks, Sauces & Spreads	32.8	33.3	73.9	70.7
Frozen Bakery Products	26.7	22.9	60.7	45.9
Pasta	25.5	36.6	52.2	64.8
Total segment operating profit	105.3	115.3	235.9	226.4
Interest expense, net	(32.0)	(33.8)	(66.4)	(69.5)
Adjustments for economic hedges	2.9)	4.9	(2.3)	8.8
Merger and integration costs	(1.8)	(.1)	(7.4)	(.3)
Accelerated amortization of intangible assets	(1.2)	(1.2)	(2.5)	(2.5)
Provision for legal settlement	(4.4)	-	(4.4)	(2.5)
Amounts related to plant closures	(6.7)	(.2)	(6.8)	(.4)
Stock-based compensation expense	(5.5)	(3.4)	(8.2)	(6.7)
Systems upgrade and conversion costs	(1.6)	(1.5)	(3.2)	(3.9)
Other unallocated corporate expenses	(10.9)	(10.3)	(22.0)	(21.5)
Earnings from Continuing Operations before Income Taxes	$44.1	$69.7	$112.7	$127.9

Depreciation and Amortization
Cereal Products	$5.0	$5.4	$10.3	$10.9
Snacks, Sauces & Spreads	10.8	10.2	21.4	20.5
Frozen Bakery Products	17.3	9.7	34.2	19.7
Pasta	13.0	13.1	25.7	26.3
Corporate	2.7	3.3	6.6	6.5
Total	$48.8	$41.7	$98.2	$83.9

	Mar. 31,	Sept. 30,
	2012	2011
Assets		(Restated)
Cereal Products	$261.4	$263.4
Snacks, Sauces & Spreads	807.5	799.0
Frozen Bakery Products	1,266.1	712.9
Pasta	1,464.5	1,463.0
Total segment assets	3,799.5	3,238.3
Cash and cash equivalents	131.4	50.0
Assets of discontinued operations	-	2,671.9
Investment in Post Holdings, Inc.	223.1	-
Other unallocated corporate assets	300.7	319.0
Total	$4,454.7	$6,279.2

NOTE 18 – SUBSEQUENT EVENTS

On May 1, 2012, the Company amended and restated its $300 revolving credit facility dated as of July 27, 2010 to provide for a new revolving credit facility (2012 Credit Facility) of the same amount.  Borrowings under the 2012 Credit Facility bear interest at LIBOR or, at Ralcorp’s option, an Alternate Base Rate (as defined in the 2012 Credit Facility), plus a margin, ranging from 1.125% to 1.75% for LIBOR-based loans and from 0.125% to 0.75% for Alternate Base Rate-based loans, depending upon Ralcorp’s leverage ratio.  Such borrowings are unconditionally guaranteed by each of its existing and subsequently acquired or organized domestic subsidiaries.  The 2012 Credit Facility is secured by the pledge of 65% of the equity interests of Ralcorp’s first-tier material foreign subsidiaries and will mature on May 1, 2017.  It calls for a commitment fee calculated as a percentage (ranging from .15% to .275%) of the unused portion, and contains certain representations, warranties, covenants, and conditions customary to credit facilities of this nature.  The covenants include requirements that “EBIT” be at least three times “Consolidated Interest Expense” and that “Total Debt” not exceed 3.75 times “Adjusted EBITDA” (each term as defined in the agreement).

On May 23, 2012, the Company completed the acquisition of Petri Baking Products, Inc. for approximately $84 in cash.  Petri Baking Products, with annual net sales of approximately $50, is based in Silver Creek, New York and employs over 240 people.  Petri Baking Products manufactures and distributes a complete line of high-quality cookies with a homemade look, feel, and taste.  Through their unique manufacturing process, the company produces both soft style and crunchy wire-cut cookies for customers in a variety of retail channels. The business will operate as part of Ralcorp's Snacks, Sauces & Spreads segment.  The accounting for this recent acquisition was incomplete at the time the Company issued these financial statements.  Accordingly, it was impracticable for the Company to present the acquisition date fair value of assets acquired, liabilities assumed, and goodwill.